SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) December 31, 2006
LEXINGTON REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)
Maryland
(State or Other Jurisdiction of Incorporation)

1-12386	13-371318

(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York	10119-4015

(Address of Principal Executive Offices)	(Zip Code)
(212) 692-7200
(Registrant’s Telephone Number, Including Area Code)
n/a
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On January 8, 2007, we filed a current report on Form 8-K, which we refer to as the December 31 Form 8-K, to report the December 31, 2006 completion of our merger with Newkirk Realty Trust, Inc., which we refer to as the Merger, pursuant to the Agreement and Plan of Merger dated as of July 23, 2006 and attached as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission, or the SEC, on July 23, 2006, as amended by Amendment No. 1 to the Agreement and Plan of Merger dated as of September 11, 2006 and attached as an exhibit to our Current Report on Form 8-K filed with the SEC on September 13, 2006, and by Amendment No. 2 to the Agreement and Plan of Merger dated as of October 13, 2006 and attached as an exhibit to our Current Report on Form 8-K filed with the SEC on October 13, 2006, which we refer to as the Merger Agreement.
In the December 31 Form 8-K, we stated that we would file the required pro forma financial information by amendment to the December 31 Form 8-K. By this Form 8-K/A, we are amending the December 31 Form 8-K to include the required pro forma financial information.
Item 9.01. Financial Statements and Exhibits
(b) Pro Forma Financial Information — The pro forma financial information of Lexington Realty Trust is filed as part of this Current Report on Form 8-K/A.
(d) Exhibits — None.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust
Date: February 6, 2007	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma condensed consolidated financial statements were prepared to reflect the Merger. The Merger will be accounted for using the purchase method. The allocation of the purchase price reflected in the pro forma condensed consolidated balance sheet, and accordingly the pro forma adjustments as reflected in the pro forma condensed consolidated statements of income related to our new basis for assets acquired and liabilities assumed, is preliminary and is subject to change. We can give no assurance that when the final allocation of purchase price is completed the financial information will not change or that any change will not be material.

The unaudited pro forma condensed consolidated balance sheet at September 30, 2006 has been prepared to reflect the Merger as if the Merger occurred on September 30, 2006. The unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2005 and the nine months ended September 30, 2006 have been prepared assuming the Merger occurred on January 1, 2005. The adjustments made in the pro forma condensed consolidated balance sheet have been made to reflect the Merger and the allocation of the purchase price and other costs of the Merger to the assets acquired and liabilities assumed. The adjustments made to the pro forma condensed consolidated statements of income have been made to reflect the effect of the Merger and reclassifications of certain items in Newkirk Realty Trust, Inc.’s historical financial statements in order to conform to our presentation. The following unaudited pro forma condensed consolidated statements of income do not purport to represent what our results of operations would actually have been if the Merger had in fact occurred as of January 1, 2005 or to project our results of operations for any future date or period.

The unaudited pro forma balance sheet reflects the dividend/distribution to be made by us pursuant to the Merger agreement at an amount equal to 125% of any dividend/distribution to be made by Newkirk Realty Trust, Inc. to maintain its REIT status and avoid imposition of entity-level income or excise taxes. In addition, the special dividend/distribution to be made by us equal to $0.17 per common share/operating partnership unit is reflected in the pro forma balance sheet.

The pro forma adjustments are based on available information and on certain assumptions as set forth in the notes to the pro forma condensed consolidated financial statements that we believe are reasonable in the circumstances. The pro forma condensed consolidated financial statements and accompanying notes should be read in conjunction with our historical financial statements and related notes, the historical financial statements and related notes of Newkirk Realty Trust, Inc. and The Newkirk Master Limited Partnership and other documents filed by Lexington and The Lexington Master Limited Partnership & formerly known as The Newkirk Master Limited Partnership with the SEC from time to time.

As a result of the Merger, we believe that there will be certain cost efficiencies due to the economies of scale of having a larger number of facilities in certain markets. We are evaluating the potential cost savings; however, we are not able to quantify the amount of such savings at this time. Accordingly, no adjustments have been made to the unaudited pro forma condensed consolidated statements of income to reflect expected cost savings.

In the opinion of management, all significant adjustments necessary to reflect the effects of the Merger that can be factually supported have been made. The pro forma adjustments and the purchase price allocation as presented are based on estimates and certain information that is currently available to management. Such pro forma adjustments and the purchase price allocation could change as additional information becomes available, as estimates are refined or as additional events occur, including any change in our closing share price on the date the Merger is consummated. Management does not anticipate that there will be any significant changes in the total purchase price as presented in these unaudited pro forma condensed consolidated financial statements, other than those caused by changes in our share price. The closing share price on the date the Merger was consummated was $22.42 per share, which would result in an increase in the allocable purchase price of approximately $62.9 million.

Lexington Realty Trust

Unaudited Pro Forma Condensed Consolidated Balance Sheet
September 30, 2006

			Pro Forma
	Lexington	Newkirk(N)	Merger		Pro Forma
	(Historical)	(Historical)	Adjustments		Adjusted
	(Dollars in thousands)

ASSETS
Real estate at cost, net	$1,585,339	$978,529	$485,156	(C)	$3,049,024
Properties held for sale — discontinued operations	16,227	53,469	—		69,696
Intangible assets, net	128,932	34,673	365,618	(E)	529,223
Cash and cash equivalents	62,819	133,859	(36,374	)(B)	160,304
Investment in non-consolidated entities	181,246	56,942	(4,717	)(D)	233,471
Deferred expenses, net	15,037	11,286	(9,680	)(F)	16,643
Notes receivable, including accrued interest	25,311	14,406	18,293	(G)	58,010
Investments in marketable equity securities	5,782	17,369	—		23,151
Rent receivable — current	3,264	25,477	—		28,741
Rent receivable — deferred	27,882	36,280	(36,280	)(H)	27,882
Other assets	45,042	90,148	(2,776	)(I)	132,414

Total assets	$2,096,881	$1,452,438	$779,240		$4,328,559

LIABILITIES AND SHAREHOLDERS’ EQUITY
Borrowings on credit facility	$—	$549,074	$—		$549,074
Mortgages and notes payable	1,146,371	283,222	(1,719	)(J)	1,427,874
Liabilities — discontinued operations	8,931	150	—		9,081
Dividends payable	23,490	7,750	—		31,240
Accounts payable and other liabilities	15,973	4,287	14,251	(K)	34,511
Accrued interest payable	3,085	5,307	—		8,392
Deferred revenue	6,075	12,466	134,780	(L)	153,321
Prepaid rent	13,696	792	—		14,488

Total liabilities	1,217,621	863,048	147,312		2,227,981

Minority interests	52,641	401,611	504,495	(M)	958,747

Shareholders’ equity	826,619	187,779	127,433	(A)	1,141,831

Total liabilities and shareholders’ equity	$2,096,881	$1,452,438	$779,240		$4,328,559

See accompanying notes to unaudited pro forma condensed consolidated balance sheet.

Lexington Realty Trust

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet
September 30, 2006
(dollars in thousands, except per share data)

In the Merger, each Newkirk stockholder received 0.80 Lexington common shares for each common share of Newkirk that the stockholder owned immediately prior to the effective date of the Merger.

For purposes of the unaudited pro forma condensed consolidated balance sheet the total purchase price is based on the number of outstanding Newkirk common shares at September 30, 2006 and the average of the closing share price of Lexington common shares on the two (2) business days prior to September 30, 2006 of $21.20. It is assumed that no cash is paid for fractional shares.

(A)  Shareholders’ equity

Newkirk common stock outstanding at September 30, 2006	19,375,000
Exchange ratio	0.80

Shares of Lexington to be issued	15,500,000

Average share price (rounded)	$21.20
Fair value of equity to be issued	328,527

Special dividend of $0.2325 per share to be paid by Lexington to shareholders of record on December 28, 2006	(12,346)
Special dividend of $0.05 per share to be paid by Newkirk to shareholders of record on December 29, 2006	(969)
Newkirk historical equity	(187,779)

Pro forma equity adjustment	$127,433

(B)  Cash and cash equivalents

Reduction in cash for items assumed to be paid by Newkirk prior to or on the effective date of the Merger, for:
Termination of advisory fee agreement pursuant to Merger agreement	$(12,500)
Merger investment advisory fees	(4,500)
Merger legal and accounting fees	(2,500)
Reduction in cash for special dividend/distribution of $0.2325 per share/unit to be paid by Lexington to shareholders/unitholders of record on December 28, 2006	(13,653)
Reduction in cash for dividend/distribution of $0.05 per share/unit to be paid by Newkirk to shareholders/unitholders of record on December 29, 2006	(3,221)

$(36,374)

(C)  Real estate at cost, net

Adjustment to real estate at cost, net, calculated as follows:
Estimated fair value of Newkirk real estate	$1,463,685
Newkirk historical basis	(978,529)

$485,156

(D)  Investment in non-consolidated entities

Adjustment to reduce Newkirk’s historical cost basis of partnership interests to estimated fair value based on most recent tender offers made by Newkirk and accepted by the investors in the partnerships	$(4,717)

(E)  Intangible assets, net

Allocation of estimated fair market value of the acquired assets to the following:
Estimated above-market leases	$147,069
Estimated lease in place costs	253,222
Reversal of Newkirk historical unamortized basis	(34,673)

$365,618

(F)  Deferred expenses

Write-off of Newkirk historical unamortized deferred financing costs and deferred leasing costs	$(11,286)
Estimated costs to be incurred relating to assuming Newkirk debt	1,606

$(9,680)

(G)  Notes receivable, including accrued interest

Adjustment to bring Newkirk’s historical basis of loans and accrued interest receivable to fair value	$18,293

(H)  Rent receivable — deferred

Write-off of historical Newkirk straight-line rent receivable	$(36,280)

(I)  Other assets

Adjustment to other assets is comprised of the following:
Write-off of Newkirk historical deferred costs related to exclusivity agreement and lease options	$(10,938)
Valuing transition services and asset management contracts at estimated fair value	2,900
Increasing basis in investment in REMIC certificates to estimated fair value	5,445
Other	(183)

$(2,776)

(J)  Mortgage and notes payable

Adjustment of mortgage debt to estimated fair value	$(1,719)

(K)  Accounts payable and other liabilities

Estimated Merger costs to be incurred by Lexington	$12,645
Estimated costs to be incurred relating to assuming Newkirk debt	1,606

$14,251

(L)  Deferred revenue

Record estimated value of below market leases relating to real estate assets acquired	$147,246
Reversal of Newkirk historical basis	(12,466)

$134,780

(M)  Minority Interests

Record estimated fair value of minority partners’ equity in revalued assets and liabilities relating to the Merger	$909,665
Special distribution of $0.2325 per unit to be paid by Lexington to unitholders of record on December 28, 2006	(1,307)
Special distribution of $0.05 per unit to be paid by Newkirk to unit holders of record on December 29, 2006	(2,252)
Reversal of Newkirk historical basis	(401,611)

$504,495

(N)  Newkirk (historical)

Certain balance sheet categories have been reclassified to conform with the Lexington presentation

Lexington Realty Trust

Unaudited Pro Forma Condensed Consolidated Statement of Income
Year ended December 31, 2005

		Newkirk	Predecessor(B)
		(Historical for	(Historical for		Pro Forma
	Lexington	November 7, 2005 to	January 1, 2005 to		Merger		Pro Forma
	(Historical)	December 31, 2005)	November 6, 2005)	Reclassifications(A)	Adjustments		Adjusted
	(Amounts in thousands, except per share data)

Gross revenues
Rental	$180,871	$27,403	$157,854	$(27)	$(63,934	)(C)	$302,167
Advisory fee	5,365	38	249	—	—		5,652
Tenant reimbursements	10,896	—	—	27	—		10,923
Interest income	—	1,356	2,794	(4,150)	—		—
Gain from disposal of real estate securities held for sale	—	2	—	(2)	—		—

Total gross revenues	197,132	28,799	160,897	(4,152)	(63,934)		318,742
Depreciation and amortization	(70,906)	(4,623)	(25,740)	—	(45,218	)(E)	(146,487)
Property operating	(23,494)	(243)	(526)	(2,232)	—		(26,495)
General and administrative	(17,612)	(1,258)	(3,799)	(10,500)	10,300	(H)	(22,869)
Impairment charges	(12,050)	—	(2,750)	—	2,750	(I)	(12,050)
Non-operating income	1,519	—	—	4,152	(573	)(D)	5,098
Interest and amortization	(65,065)	(8,466)	(51,042)	—	2,901	(F)	(121,672)
Debt satisfaction gains (charges), net	4,409	—	(25,306)	—	—		(20,897)
Compensation expense for exclusivity rights	—	(10,500)	—	10,500	—		—
Ground rent	—	(373)	(1,859)	2,232	—		—

Income (loss) before benefit (provision) for income taxes, minority interests and equity in earnings of non-consolidated entities	13,933	3,336	49,875	—	(93,774)		(26,630)
Benefit (provision) for income taxes	150	(182)	(1,415)	—	—		(1,447)
Minority interest expense of partially owned entities	—	(2,842)	—	(15,884)	19,070	(J)	344
Minority interest	(2,111)	(901)	(15,884)	15,884	27,868	(K)	24,856
Equity in earnings of non consolidated entities	6,220	496	2,632	—	109	(G)	9,457

Income (loss) from continuing operations	$18,192	$(93)	$35,208	$—	$(46,727)		$6,580

Income (loss) from continuing operations per common share — basic(N)	0.04	—	—	—	—		(0.15)
Income (loss) from continuing operations per common share — diluted(N)	0.04	—	—	—	—		(0.33)
Weighted average shares outstanding — basic	49,836	—	—	—	15,500	(L)	65,336
Weighted average shares outstanding — diluted	49,903	—	—	—	56,899	(M)	106,802

See accompanying notes to the unaudited pro forma condensed consolidated statement of income.

Lexington Realty Trust

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Income
Year ended December 31, 2005
(dollars and shares in thousands)

(A)  Reclassifications

Certain balances contained in the Newkirk historical Statement of Income have been reclassified to conform with Lexington’s presentation

(B)  Represents historical financial data for the MLP and its subsidiaries

(C)  Rental Revenue

Adjustment to Newkirk’s historical rental revenue, calculated as follows:
Reversal of historical straight-line rent adjustment and amortization of above and below market leases	$5,645
New straight-line rent adjustment	(19,991)
New amortization, net of above and below market leases over the applicable remaining lease periods	(49,588)

$(63,934)

(D)  Non-operating Income

Adjustment to Newkirk’s non-operating income, calculated as follows:
Reversal of historical interest income related to contract rights receivable	$(19)
New interest income based on fair market value of contract rights receivable at acquisition	237
Reversal of historical interest income from REMIC certificates	(1,583)
New interest income on the investment in REMIC certificates based on fair value	792

$(573)

(E)  Depreciation & Amortization

Adjustment to Newkirk’s historical real estate depreciation & amortization, calculated as follows:
Reversal of historical depreciation expense	$27,481
New depreciation expense based on real estate fair value at acquisition over estimated useful life of 40 years	(29,898)
Reversal of historical amortization expense	2,882
New amortization of fair value of intangible assets from leases in place over remaining noncancellable lease term	(45,683)

$(45,218)

(F)  Interest and Amortization

Adjustment to Newkirk’s historical interest and amortization calculated as follows:
Reversal of historical deferred financing costs	$3,134
Record amortization of costs expected to be incurred related to loan assumption	(233)

$2,901

(G)  Equity in Earnings of Non-Consolidated Entities

Record reduction to depreciation from a reduction in basis to fair value	$109

(H)  General and Administrative

Assumes an increase in directors and officers insurance	$(200)
Reversal of historical compensation expense from exclusivity agreement upon consummation of the Merger	10,500

$10,300

(I)  Impairment Loss

Elimination of impairment charges relating to revaluing assets to estimated fair value as of January 1, 2005	$2,750

(J)  Minority Interest Expense of Partially Owned Entities

Adjustment to Newkirk minority interest expense, calculated as follows:
Minority interest share of estimated straight-line rent adjustment	$2,338
Minority interest share of estimated amortization on above/below market lease intangibles	8,321
Reversal of minority interest in partially owned entities share of historical depreciation and amortization	(2,147)
Minority interest share of estimated depreciation on fair value basis	3,650
Minority interest share of estimated amortization on fair value basis	6,908

$19,070

(K)  Minority Interest

Adjustment for the 69.9% minority interest partner’s share of pro forma loss of the Newkirk Operating Partnership for the year ended December 31, 2005	$27,868

(L)  Weighted Average Shares Outstanding — Basic

Newkirk historical common shares outstanding	19,375
Exchange ratio	.80

15,500

(M)  Weighted Average Shares Outstanding — Diluted

Newkirk historical common shares outstanding	19,375
Newkirk historical operating partnership units outstanding	45,040

64,415
Exchange ratio	.80

51,532
Lexington historical operating partnership units — dilutive	5,434
Lexington historical common shares options — anti-dilutive	(67)

56,899

(N)  Income (Loss) from Continuing Operations Per Common Share — Basic and Diluted

Income (loss) from continuing operations per common share — basic and diluted is computed by dividing income from continuing operations reduced by preferred dividends by the weighted average shares outstanding — basic and diluted, as applicable

Lexington Realty Trust

Unaudited Pro Forma Condensed Consolidated Statement of Income
Nine months ended September 30, 2006

	Lexington	Newkirk		Pro Forma		Pro Forma
	Historical	(Historical)	Reclassifications(A)	Adjustments		Adjusted
	(Amounts in thousands, except per share data)

Gross revenues
Rental	$137,080	$147,721	$(590)	$(42,828	)(B)	$241,383
Advisory fee	3,527	188	—	—		3,715
Tenant reimbursements	12,622	—	590	—		13,212
Interest income	—	11,371	(11,371)	—		—

Total gross revenues	153,229	159,280	(11,371)	(42,828)		258,310
Depreciation & amortization	(59,576)	(28,168)	—	(28,798	)(D)	(116,542)
Property operating	(23,126)	(4,811)	(1,750)	—		(29,687)
General and administrative	(15,868)	(9,990)	(2,500)	2,350	(H)	(26,008)
Impairment charges	(1,121)	—	—	—		(1,121)
Non-operating income	7,669	—	11,459	(2,937	)(C)	16,191
Interest and amortization	(52,825)	(40,619)	—	1,222	(E)	(92,222)
Debt satisfaction charge, net	(216)	—	—	—		(216)
Compensation expense for exclusivity rights	—	(2,500)	2,500	—		—
Ground rent	—	(1,750)	1,750	—		—

Income (loss) before benefit (provision) for income taxes, minority interests, and equity in earnings of non-consolidated entities	8,166	71,442	88	(70,991)		8,705
Benefit (provision) for income taxes	(23)	(1,361)	—	—		(1,384)
Minority interest expense of partially owned entities	—	(15,948)	—	12,979	(F)	(2,969)
Minority interest	(1,231)	(40,457)	—	41,994	(I)	306
Equity in earnings of non-consolidated entities	3,075	1,511	—	82	(G)	4,668
Gain on sale of securities	—	88	(88)	—		—

Income (loss) from continuing operations	$9,987	$15,275	$0	$(15,936)		$9,326

Loss from continuing operations per common share — basic(K)	(0.05)	—	—	—		(0.04)
Loss from continuing operations per common share — diluted(K)	(0.05)	—	—	—		(0.04)
Weighted average shares outstanding
— basic	52,082	—	—	15,500	(J)	67,582
Weighted average shares outstanding
— diluted	52,082	—	—	15,500	(J)	67,582

See accompanying notes to unaudited pro forma condensed consolidated statement of income.

Lexington Realty Trust

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Income
Nine months ended September 30, 2006
(dollars and shares in thousands)

(A)  Reclassifications

Certain balances contained in the Newkirk historical Statement of Income have been reclassified to conform with Lexington’s presentation

(B)  Rental Revenue

Adjustment to Newkirk’s historical rental revenue, calculated as follows:
Reversal of historical straight-line rent adjustment	$4,404
New straight-line rent adjustment	(9,879)
New amortization, net of above and below market leases over the applicable remaining lease periods	(37,353)

$(42,828)

(C)  Non-operating income

Adjustment to Newkirk non-operating income, calculated as follows:
Reversal of historical interest income related to contract rights receivable	$(3,471)
New interest income based on fair market value of contract rights receivable at acquisition	1,166
Reversal of historical interest income from investment in REMIC certificates	(1,244)
New interest income from investment in REMIC certificates based on fair market value	612

$(2,937)

(D)  Depreciation & Amortization

Adjustment to Newkirk’s historical real estate depreciation & amortization, calculated as follows:
Reversal of historical depreciation expense	$23,556
New depreciation expense based on real estate fair value at acquisition over estimated useful life of 40 years	(22,069)
Reversal of historical amortization expense	4,612
New amortization of fair value of intangible assets from leases in place over remaining noncancellable lease term	(34,897)

$(28,798)

(E)  Interest and Amortization

Adjustment to Newkirk’s historical interest and amortization, calculated as follows:
Reversal of historical deferred financing costs	$1,733
Record amortization of costs expected to be incurred related to loan assumption	(134)
Reversal of certain historical mortgage interest expense that is being marked to market	695
Record interest expense on certain mortgage debt based on fair market	(1,072)

value	$1,222

(F)  Minority Interest Expense of Partially Owned Entities

Adjustment to Newkirk minority interest expense, calculated as follows:
Minority interest share of estimated straight-line rent adjustment	$538
Minority interest share of estimated amortization on above/below market rents lease intangibles	6,241
Reversal of minority interest in partially owned entities share of depreciation and amortization	(1,718)
Minority interest share of estimated depreciation on fair value basis	2,738
Minority interest share of estimated amortization on fair value basis	5,180

$12,979

(G)  Equity in Earnings of Non Consolidated Entities

Record reduction to depreciation from a reduction in basis to fair value	$82

(H)  General and Administrative

Assumes an increase in directors and officers insurance	$(150)
Reversal of historical compensation expense from exclusivity agreement upon consummation of the Merger	2,500

$2,350

(I)  Minority Interest

Adjustment for the 69.9% minority interest partner’s share of the Newkirk Operating Partnership	$41,994

(J)  Weighted Average Shares Outstanding-Basic and Diluted

Newkirk historical common shares outstanding	19,375
Exchange ratio	0.80

15,500

(K)  Income (Loss) from Continuing Operations Per Common Share — Basic and Diluted

Income (loss) from continuing operations per common share — basic and diluted is computed by dividing income from continuing operations reduced by preferred dividends by the weighted average shares outstanding — basic and diluted, as applicable